Tedom Capital, Inc
PRO-FORMA COMBINED FINANCIAL STATEMENTS
December 31, 2009
(Unaudited)

Tedom Capital, Inc

CONTENTS

PAGE	1	PRO-FORMA COMBINED BALANCE SHEET AT DECEMBER 31, 2009 (Unaudited)

PAGE	2	PRO-FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009 (Unaudited)

PAGE	3	SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (Unaudited)

Tedom Capital, Inc.
Pro Forma  Combined Balance Sheet
December 31, 2009
(Unaudited)

				Pro Forma Adjustments		December 31,
	Historical			Dr	Cr	2009
	eLayaway, Inc.	Tedom Capital, Inc.				Pro Forma
ASSETS

Current assets
Cash and cash equivalents	$30,983	$4,996	(1)		4,996	$30,983
Escrow cash	162,508	-				162,508
Loans held for investment, current portion	-	1,285	(1)		1,285	-
Prepaid loan costs	-	293	(1)		293	-
Prepaid expenses	25,682	-				25,682
Total current assets	219,173	6,574				219,173

Other assets
Fixed assets, net	54,290	-				54,290
Intangibles, net	14,481	-				14,481
Deposits	-	7,795	(1)		7,795	-
Total Other Assets	68,771	7,795				68,771

Total Assets	$287,944	$14,369				$287,944

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Liabilities
Current liabilities
Capitalized leases	$2,974	$-				$2,974
Notes payable	175,703	-				175,703
Convertible notes payable	-	38,500	(1)	38,500		-
Notes payable to related party	15,300	-				15,300
Accounts payable	418,008	-				418,008
Accounts payable to related party	20,138	-				20,138
Accrued liabilities	381,895	6,975	(1)	6,975		381,895
Escrow liability	111,428	-				111,428
Total current liabilities	1,125,446	45,475				1,125,446

Total liabilities	1,125,446	45,475				1,125,446

Stockholders' deficiency
Preferred stock
Series A	1,333,035	-	(4)	1,331,181		1,854
Series B	1,965,799	-	(4)	1,963,011		2,788
Series C	3,613,820	-	(4)	3,610,678		3,142
Series D	210,000	-	(4)	209,868		132
Common Stock	-	7,596	(4)		4,495	12,091
Additional paid-in capital	(663,105)	173,866	(3)	212,568		6,439,542
			(4)		7,110,243
			(1)		31,106
Accumulated deficit	(7,297,051)	(212,568)	(3)		212,568	(7,297,051)

Total stockholders' deficiency	(837,502)	(31,106)				(837,502)

Total liabilities and stockholders' deficiency	$287,944	$14,369				$287,944

See Summary of Significant Notes and Assumptions to Pro Forma Financial Statements

Tedom Capital, Inc.
Proforma Combined Statement of Operations
For the Year Ended December 31, 2009
(Unaudited)

						Year Ended
				Pro Forma Adjustments		December 31,
	Historical			Dr	Cr	2009
	eLayaway, Inc.	Tedom Capital, Inc.				Pro Forma

Revenues	$155,658	$1,187	(2)	1,187		$155,658

Cost of sales	489,740	-				489,740

Gross profit	(334,082)	1,187				(334,082)

Selling, general and administrative	852,030	70,549	(2)		70,549	852,030

Operating loss	(1,186,112)	(69,362)				(1,186,112)

Other expense	(6,653)	(1,261)	(2)		1,261	(6,653)

Loss before taxes	(1,192,765)	(70,623)				(1,192,765)

Income taxes	-	800	(2)		800	-

Net loss	$(1,192,765)	$(71,423)				$(1,192,765)

See Summary of Significant Notes and Assumptions to Pro Forma Financial Statements

Tedom Capital, Inc.
SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL
STATEMENTS
(Unaudited)

(1)
The accompanying unaudited pro-forma financial information reflects the financial statements of Tedom Capital, Inc. ("Tedom") and eLayaway, Inc. ("eLayaway") regarding a planned acquisition of eLayaway. The pro-forma adjustments to the balance sheet give effect to the acquisition as if it occurred on December 31, 2009 and the pro-forma statement of operations gives effect to the acquisition as if it occurred on January 1, 2009.  The acquisition is treated as a recapitalization of eLayaway since Tedom became an inactive publicly held corporation at the merger date and the stockholders of eLayaway obtained a controlling interest in the voting common stock of Tedom and management control of Tedom as a result of the acquisition.  Accordingly, the assets and liabilities of Tedom Capital, Inc. are recorded at their historical cost on the books of eLayaway, Inc with a balancing charge to additional paid-in capital, however, all assets and liabilities are being sold as part of the merger to a prior shareholder of Tedom.  In addition, the preferred stock and common stock issued to the eLayaway, Inc. stockholders is recorded at Tedom's par value with a balancing charge to additional paid-in capital.  Under recapitalization accounting, the historical results of operations are those of eLayaway and the results of operations of Tedom are included only from the acquisition date.

(2)
Significant assumptions include (a) the stockholders of eLayaway, Inc. based on December 31, 2009 shares outstanding in eLayaway, are issued 9,221,517 new Tedom common shares and 7,917,075 new Tedom preferred shares all at a $.001 par value, (b) the warrant holders of eLayaway receive one share of common stock of Tedom in exchange for every two warrants held of eLayaway; (c) a transfer of all assets and liabilities of Tedom to Naven Properties, LLC (“Splitco”) in exchange for cancellation of certain outstanding pre-merger Tedom shares leaving 1,786,515 shares held by pre-merger shareholders of Tedom  (d) Tedom, prior to the merger, consummated a 1 for 3 forward split for each share of common stock issued and outstanding, (e) no operations of Tedom are included from the acquisition date since it is assumed that if eLayaway obtained control of Tedom on January 1, 2009, the operations of Tedom would have ceased at that time.  In addition, no transactions that may have occurred subsequent to December 31, 2009 have been considered.

(3)	The following reflect the pro forma adjustments as of December 31, 2009

First adjustment is to reflect the effect of the APA with Naven Properties, LLC.

Convertible notes payable	$38,500
Accrued liabilities	$6,975
Cash		$4,996
Loans held for investment		$1,285
Prepaid loan costs		$293
Deposits		$7,795
Additional paid-in capital		$31,106

Tedom Capital, Inc.
SIGNIFICANT NOTES AND ASSUMPTIONS TO PRO-FORMA FINANCIAL
STATEMENTS
(Unaudited)

The second adjustment is to reverse the income statement of Tedom.

Revenues	$1,187
SG&A		$70,549
Other expense		$1,261
Income taxes		$800

The third adjustment is to reverse the accumulated deficit of accounting acquiree, Tedom.

Additional paid-in capital	$212,568
Accumulated deficit		$212,568

The fourth adjustment is to reclassify equity for the effects of the recapitalization.

Series A preferred stock	$1,331,181
Series B preferred stock	$1,963,011
Series C preferred stock	$3,610,678
Series D preferred stock	$209,868
Common stock		$4,495
Additional paid-in capital		$7,110,243